TO:	ALL CURRENT HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF THE CHILDREN’S PLACE RETAIL STORES, INC. (“TCP” OR THE “COMPANY”) AS OF MAY 21, 2008 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF TCP WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND ON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THIS LITIGATION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF TCP COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THIS NOTICE IS GIVEN pursuant to an Order of the Court (the “Preliminary Approval Order”) entered in the above-captioned shareholder derivative action (the “Action”). The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) and of a final settlement hearing (the “Settlement Hearing”), to be held on July 21, 2008, at 2:00 p.m., before the Honorable Susan D. Wigenton, United States District Judge for the District of New Jersey (the “Court”), Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, New Jersey 07101.

The purpose of the Settlement Hearing is to: (i) determine whether the Court should approve the Settlement as fair, reasonable, adequate and in the best interests of TCP and Current TCP Stockholders; (ii) determine whether the Court should enter the Final Judgment Approving Settlement And Order Of Dismissal pursuant to the Stipulation of Settlement (the “Stipulation”) among the Parties, dated May 21, 2008; (iii) determine whether the Court should approve the Fee Award to Plaintiffs’ Counsel; (iv) hear and determine any validly filed objections by Current TCP Stockholders to the terms of the Settlement or to Plaintiffs’ Counsel’s Fee Award; and (iv) rule on such other matters as the Court may deem appropriate.

The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of Plaintiffs’ Counsel’s Fee Award, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. Further, the Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to Current TCP Stockholders.

I.	FACTUAL BACKGROUND OF THE ACTION

On September 7, 2006, the Company announced that it would be delaying the filing of its Report on Form 10-Q for the fiscal quarter ended July 29, 2006, as a result of an internal investigation into the Company’s historical stock option granting practices commenced by the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”). On November 30, 2006, the Company announced that the Board had formed a special committee (the “Special Committee”) to continue the independent investigation commenced by the Audit Committee. The Special Committee was assisted by independent counsel in its review of the Company’s stock option practices.

The Action was initiated on January 9, 2007, when Plaintiff Nuttall filed the above-captioned shareholder derivative action in the Court. Generally, Nuttall alleged that the Company’s current and former officers and directors breached their fiduciary duties to the Company because, among other things, they allegedly caused backdated, spring-loaded, or otherwise manipulated stock options to be granted to several of the Company’s senior officers and directors over a multi-year period.

On January 31, 2007, the Company issued a press release announcing the results of the Special Committee’s investigation. Among other things, the press release stated that, based on the results of the Special Committee’s independent investigation and the Company’s own additional review, the Company’s management concluded that “incorrect measurement dates were used for financial reporting purposes in respect to option grants.” In the press release, the Company also announced that, in light of the Special Committee’s findings, it would restate its previously issued financial statements for fiscal years 2003-2005 and for the first fiscal quarter of 2006.

On March 19, 2007, TCP and the Individual Defendants moved to dismiss the Action. On June 15, 2007, Plaintiff Nuttall filed a First Amended Verified Shareholder Derivative Complaint. On August 23, 2007, the Court entered an Order setting a schedule for Plaintiff Nuttall to file a Second Amended Verified Shareholder Derivative Complaint, which schedule was based on the anticipated filing of TCP’s restated financial results. On December 5, 2007, the Company filed its restatement and, on February 4, 2008, Plaintiff Nuttall filed a Second Amended Verified Shareholder Complaint. Plaintiff Nuttall was joined in doing so by Plaintiff Lindeman.

II.	THE TERMS OF THE SETTLEMENT

A. Monetary Relief

The filing of the Action was among the factors considered in the Board’s decision to re-price certain of the Company’s historical option grants and require payment to the Company of certain monies, and to take other remedial actions as described below. Specifically, further to the Special Committee’s recommendations and as announced in the January 31, 2007 press release, the Company and its former Chief Executive Officer (“CEO”), its former President, and its former Chief Administrative Officer (“CAO”) agreed to amend each of such individuals’ outstanding options that vested before 2005 to increase the exercise price to the trading price on the correct measurement date for the option grants for financial reporting purposes as determined by the Company. (Previously, in December 2006, each such individual agreed to increase to the same extent the exercise price of each outstanding option he held that had vested after 2005.) In addition, with respect to one option held by one of such individuals that previously had been exercised, the individual agreed to pay to the Company the difference between the exercise price and the higher amount of the trading price on the correct measurement date as determined by the Company.

Furthermore, pursuant to the Special Committee’s recommendations, any non-management director who received an option grant that was not implemented in accordance with best practices has agreed to increase further the exercise price of such options to the average of the highest and lowest closing price of the shares during the remainder of the year of grant, even though such price may be above the trading price on the correct measurement date of the grant.

B. Corporate Governance Relief

The filing of the Action was among the factors considered in the Board’s decision to implement, among other things, the following corporate governance and internal control reforms, which were recommended by the Special Committee, announced in the January 31, 2007 press release and thereafter adopted and implemented by the Board and management:

A.	The positions of Chair of the Board and CEO have been separated, and one of the independent directors was appointed to serve as non-executive Chair of the Board;

B.	The person who served as the Chair of the Board relinquished that position but retained his position as the Company’s CEO (until September 24, 2007);

C.
The new position of Executive Vice President, Finance and Administration has been established, reporting to the CEO and the Board. Responsibilities of this position include serving, along with the CEO, as principal executive officer of the Company in making certifications of the Company’s SEC reports and with respect to similar matters, and supervising the Company’s finance, treasury, accounting, legal and human resource functions;

D.
The person who served as the Company’s CAO, General Counsel and Secretary, relinquished these responsibilities, but he continued to serve as a Senior Vice President with supervisory responsibility for the Company’s real estate, construction and facilities, store design, and non-merchandise purchasing (until July 20, 2007);

E.
The Company has retained a new General Counsel, has hired a Senior Vice President, Finance, who has become the Chief Financial Officer (“CFO”), and has filled substantially all open positions in the accounting department;

F.	The Board commenced a search to expand the Board to include two (2) new independent directors; and

G.	The Board has commenced a comprehensive review, with the assistance of independent counsel, of the Company’s governance system and processes and its internal controls.

As announced in the January 31, 2007 press release and disclosed in the Form 10-K filed on December 5, 2007, under the supervision of the Compensation Committee of the Board, the Company has instituted more rigorous policies, procedures and practices governing the approval and granting of stock options and other equity incentive awards and related accounting and internal controls. The Board in June 2007 adopted a formal Policy Regarding Awards of Equity-Based Incentives to Executive Officers and Other Employees. Consistent with that policy, procedures, practices and controls to the following effect will generally be applied to all such grants:

A.
Grants will be dated on the date that all required approvals have been obtained or a future date, not later than one month after the approval date, specified when approval is given. The exercise price for each option granted will not be less than the closing price of the Company’s stock on the date of grant;

B.
Equity grants will generally be approved only at duly convened, regularly scheduled meetings of the Compensation Committee or pursuant to a formal, limited delegation by the committee of grant-making authority to a committee of specified senior officers, as discussed below. Minutes of such meetings will be kept which shall reflect the specifics of any equity grants approved at the meeting. If in extenuating circumstances grants are to be made by unanimous written consent of the members of the Compensation Committee, the grant date will be no earlier than the date the last member signs the consent and the consent is received by the Company. The Company will no longer use “as of” dating for written consents approving equity grants;

C.	All grants made to executive officers will be specifically approved by the Compensation Committee as will grants to employees in other positions designated by the committee;

D.
If the making of any grants to non-executives is to be delegated to a committee of senior officers, the overall terms of such grants will be approved in advance by the Compensation Committee. Terms will include annual limits as to the number of shares subject to all such delegated grants including a limit as to the number of shares available for grant to any particular employee and may include guidelines for grants that may be made to specified levels of employees. Actions taken pursuant to delegated authority will be required to be in writing, dated and signed by the executive(s) delegated authority to make the grant and will be regularly reported to the Committee;

E.
Annual grants will be considered and approved by the Compensation Committee at its meeting most closely preceding or following the first meeting of the Board following the filing of the Company’s Annual Report on Form 10-K. The same grant date will apply to annual grants made to executive officers and other employees;

F.
Designated members of the Company’s legal and accounting staffs will oversee the documentation, accounting and disclosure of all equity awards. Standard forms will be established and used for grant documentation (e.g., option agreements and award notices);

G.	Recipients will be advised of awards within a reasonable time period after the grant date; and

H.
There will be no changes to grants after approval, other than to withdraw a grant to an individual in its entirety to reflect changes in circumstances between approval and issuance or to correct clear clerical errors. Any other changes will require approval in accordance with the requirements for making new grants.

Furthermore, as announced in the Form 10-K filed on December 5, 2007, no further equity grants were made until the new policies, procedures and controls were instituted. In addition, specifically to address matters identified by management in assessing the Company’s controls in connection with the Form 10-K filed on December 5, 2007, as described in detail in Item 9A of the Form 10-K filed on April 2, 2008, the Company’s management and its Audit Committee since December 2007 have taken numerous steps to strengthen the Company’s internal control over financial reporting.

III.	RELEASE

The Stipulation provides that, subject to Court approval of the Settlement, and in consideration for the benefits provided by the Settlement, the Action shall be completely discharged and dismissed with prejudice on the merits.

In addition, upon the Effective Date (as defined in the Stipulation), Plaintiffs and Plaintiffs’ Counsel, on their own behalf and derivatively on behalf of TCP (as nominal defendant) and Current TCP Stockholders (in their capacity as stockholders only), shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all claims (including “Unknown Claims,” as defined below), demands, rights, liabilities, suits, matters, transactions, issues and causes of action of every nature and description whatsoever, known or unknown, whether based in federal, state, local, statutory or common law, or any other law, rule or regulation, whether or not concealed or hidden, asserted or that might have been asserted by Plaintiffs or by Current TCP Stockholders on behalf of TCP, or any of them, against each and every Defendant in the Action, including their respective families, parent entities, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns, and any and all of Defendants’ Affiliates, as defined in the Stipulation (collectively, the “Released Persons”), that are based upon or related in any way to the facts, circumstances, transactions, events, occurrences, disclosures, statements, omissions, acts or failures to act which were alleged or could have been alleged in the Action, including, without limitation, claims for violations of the federal securities laws, breach of fiduciary duty, fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, breach of contract, negligence, gross negligence, or violations of any state statutes, Company policies and procedures, rules or regulations or any other source of legal or equitable obligation of any kind or description, in whatever forum (collectively, the “Released Claims”). The term “Released Claims” does not include the claims asserted in the actions captioned Hall v. The Children’s Place Retail Stores, Inc., et al., No. 07-cv-8252 (S.D.N.Y.), and Noboa v. The Children’s Place Retail Stores, Inc., et al., No. C-22-08 (N.J. Super., Ch. Div.).

Further, upon the Effective Date (as defined in the Stipulation), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims, as defined herein) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Upon the Effective Date (as defined in the Stipulation), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged nominal defendant TCP from any claims for indemnification arising directly from the Action (and no other claims or potential claims against nominal defendant TCP).

“Unknown Claims” means any Released Claims which any Plaintiff, TCP, or any Current TCP Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to the Settlement. Plaintiffs, TCP, or Current TCP Stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs, TCP, or Current TCP Stockholders shall expressly be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims (including Unknown Claims, as defined herein), known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs acknowledge, and Current TCP Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement, of which this release is a material and essential part, and expressly waive the benefits of (i) the provisions of Section 1542 of the California Civil Code, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

and (ii) any and all provisions or rights conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542.

If you are a Current TCP Stockholder, you will be bound by any judgment entered in the Action whether or not you actually receive this Notice.

IV. REASONS FOR THE SETTLEMENT

Plaintiffs’ Counsel conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, among other things: (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) researching corporate governance issues; (iii) participating in teleconferences with Defendants’ counsel; (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; and (v) employing a financial expert to conduct an analysis of the option grants at issue.

Plaintiffs believe that the claims asserted in the Action have merit, but recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through appeals. Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel also are mindful of the problems of proof under, and possible defenses to, the claims asserted in the Action. Based on these considerations, among others, Plaintiffs’ Counsel believe that the Settlement, as set forth in the Stipulation, confers substantial benefits upon Plaintiffs, TCP and Current TCP Stockholders.

Defendants have denied, and continue to deny, that they have committed or intended to commit any wrongdoing, violations of law or breaches of duty to TCP or its stockholders or otherwise, and maintain that their conduct was at all times proper and in compliance with all applicable provisions of law. Defendants have further asserted and continue to assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders. Defendants have entered into the Stipulation solely to eliminate the burden, risk, and expense of further litigation of the claims settled herein, and to fully and finally resolve all claims asserted in the Action.

V.	PLAINTIFFS’ COUNSEL’S FEES AND REIMBURSEMENT OF EXPENSES

TCP, on behalf of all Defendants, has agreed, upon approval by the Court, that in consideration of Plaintiffs’ Counsel’s efforts in filing, prosecuting and settling the Action, they shall be paid attorneys’ fees and reimbursement of expenses in the amount of $700,000 (the “Fee Award”). To date, Plaintiffs’ Counsel have not received any fees, nor have they been reimbursed for their out-of-pocket expenses.

Further, based upon Plaintiffs’ Counsel’s belief that the Plaintiffs, through their prosecution of the Action, brought meaningful benefits to TCP and Current TCP Stockholders, Plaintiffs’ Counsel intend to seek Court approval of incentive awards for each in the amount of $2,500 (the “Incentive Award”). The Incentive Award shall be paid exclusively out of the Fee Award, to the extent the Fee Award is approved by the Court. Defendants do not oppose the payment of the Incentive Award.

VI.	RIGHT TO APPEAR AND OBJECT

Any Current TCP Stockholder may, but is not required to, appear at the Settlement Hearing and be heard as to whether the proposed Settlement should be approved, the Action dismissed with prejudice, and the Fee Award approved; provided, however, that, except for good cause shown as determined by the Court, no Person other than Plaintiffs’ Counsel and Defendants’ Counsel in the Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any Person shall be considered by the Court, unless (i) a written notice of intention to appear, containing such Person’s name, legal address, and telephone number; (ii) proof of ownership of TCP stock, including the date(s) such Person acquired his, her or its TCP shares, and a statement as to whether the Person will own TCP common stock as of the date of the Settlement Hearing; and (iii) a detailed statement of such Person’s objections to any matters before the Court, including copies of any papers such Person intends the Court to consider, and the names of any witness(es) the Person plans to call to testify at the Settlement Hearing, along with the subject(s) of their testimony, shall be filed by such Person with the Clerk of Court, Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, New Jersey 07101, NOT LATER THAN JULY 11, 2008, and, on or before the date of such filing with the Court, copies of such filings shall be served, by hand or by overnight mail, on the following counsel of record:

The Weiser Law Firm, P.C. Attn: Robert B. Weiser, Esq. 121 N. Wayne Ave., Suite 100 Wayne, PA 19087 Plaintiffs’ Counsel	Weil, Gotshal & Manges LLP Attn: Anthony J. Albanese, Esq. 767 Fifth Avenue New York, NY 10153 Counsel for TCP

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current TCP Stockholders who have no objection to the Settlement or the Fee Award do not need to appear at the Settlement Hearing or take any other action. If you are a Current TCP Stockholder, you will be bound by the final order and judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in this Action.

If the Settlement is not approved, the Action will continue to be prepared for trial or other judicial resolution, and the Stipulation and Settlement shall become null and void and of no further force or effect.

VII.	FINAL JUDGMENT APPROVING THE SETTLEMENT AND DISMISSAL OF THE ACTION

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of TCP and Current TCP Stockholders, the Parties will ask the Court to enter a Final Judgment Approving Settlement And Order of Dismissal, which will, among other things:

1.  Approve the Settlement as fair, reasonable and adequate, and direct the consummation and performance of the terms of the Stipulation;

2.  Provide that Plaintiffs and all Current TCP Stockholders shall be deemed to have released any and all Released Claims (as defined in the Stipulation) in accordance with the terms of the Stipulation and the Judgment and shall be forever barred from commencing or prosecuting any action or proceeding against the Defendants asserting any or all Released Claims;

3.  Dismiss the Action “with prejudice” and without costs to any Party except as expressly provided in the Stipulation;

4.  Provide that the Judgment has become Final (as defined in the Stipulation), such that Plaintiffs and all Current TCP Stockholders, or any of them, their successors, heirs and assigns are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against any or all of the Defendants, which have been or could have been asserted, or which arise out of or relate in any way to the Action or are otherwise addressed in the release; and

5.  Reserve jurisdiction over consummation, performance, enforcement and administration of the Settlement.

In the event the Settlement is not approved, or such approval does not become Final, then the Settlement shall be of no further force and effect, and each Party then shall be returned to his, her or its respective position prior to the Settlement without prejudice and as if the Settlement had not been entered into.

VIII.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of TCP common stock for the benefit of others are directed to send this Notice promptly to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to Plaintiffs’ Counsel: Robert B. Weiser, Esq., The Weiser Law Firm, P.C., 121 N. Wayne Avenue, Suite 100, Wayne, PA 19087, telephone: (866) 934-7372.

IX.	SCOPE OF THIS NOTICE

The foregoing description of the Action, the Settlement Hearing, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive. Current TCP Stockholders are referred to the Stipulation and documents publicly filed with the Court in the Action, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the offices of the Clerk of Court, Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, New Jersey 07101.

X.	FURTHER INFORMATION

Any questions you have about the matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel: Robert B. Weiser, Esq., The Weiser Law Firm, P.C., 121 N. Wayne Avenue, Suite 100, Wayne, PA 19087, telephone: (866) 934-7372.

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE.